REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Shareholders and Board of Trustees
Hawaiian Tax-Free Trust
New York, New York


In planning and performing our audits of the financial
statements of Hawaiian Tax-Free Trust (the 'Trust') as
of and for the year ended March 31, 2014, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered its
internal control over financial reporting, including
control activities for safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Trust's internal
control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Trust is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected benefits
and related costs of controls.   A company's internal
control over financial reporting is a process designed
to provide reasonable assurance regarding the
reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United
States of America.   Such internal control includes policies
and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of
a control does not allow management or employees, in the
normal course of performing their assigned functions, to
prevent or detect misstatements on a timely basis.   A
significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.





Shareholders and Board of Trustees
Hawaiian Tax-Free Trust
Page Two





Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of March 31, 2014.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Hawaiian Tax-Free Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.




/s/  TAIT, WELLER & BAKER LLP
------------------------------
TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
May 29, 2014